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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

P & F Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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P & F INDUSTRIES, INC.
445 Broadhollow Road, Suite 100
Melville, New York 11747

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 3, 2010

To the Stockholders of
P&F Industries, Inc.:

        The Annual Meeting of Stockholders of P&F Industries, Inc. will be held at the Conference Center at 445 Broadhollow Road, Melville, New York 11747 on Thursday, June 3, 2010 at 10:00 A.M., for the following purposes:

        (1)   To elect three directors to hold office for three years;

        (2)   To consider and act upon a proposal to ratify the appointment of J.H. Cohn LLP as the Company's independent registered public accounting firm for the year 2010; and

        (3)   To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        In accordance with the provisions of the Company's By-laws (as amended on October 8, 2009), the Board of Directors has fixed the close of business on April 30, 2010 as the date for determining stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

        Your attention is directed to the accompanying Proxy Statement.

        You are cordially invited to attend the Annual Meeting. If you do not expect to attend the Annual Meeting in person, please vote, date, sign and return the enclosed proxy as promptly as possible in the enclosed reply envelope.

By order of the Board of Directors

JOSEPH A. MOLINO, JR. Secretary

Dated:	April 30, 2010 Melville, New York

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2010:
This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2009 (constituting our Annual Report to Stockholders) are available at: https://materials.proxyvote.com/692830

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P & F INDUSTRIES, INC.
445 Broadhollow Road, Suite 100
Melville, New York 11747

PROXY STATEMENT

        This proxy statement is being furnished by the Board of Directors of P&F Industries, Inc. (the "Company") to holders of the Company's Class A Common Stock, $1.00 par value (the "Common Stock"), in connection with the solicitation of proxies by the Company's Board of Directors for use at its 2010 annual meeting of stockholders or any adjournment or postponement thereof (the "Annual Meeting").

        The Company's principal offices are located at Suite 100, 445 Broadhollow Road, Melville, New York. The Company anticipates mailing this proxy statement to stockholders on or about May 4, 2010.

  Date, Time and Place of Meeting

        The Annual Meeting will be held on Thursday, June 3, 2010, at 10:00 a.m. local time at the Conference Center at 445 Broadhollow Road, Melville, New York.

        Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, otherwise known as holding in "street name," you must bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares. Cameras and recording devices will not be permitted at the Annual Meeting.

  Record Date and Voting Rights

        The Board of Directors established the close of business on April 30, 2010 as the record date for determining the holders of the Common Stock entitled to notice of and to vote at the Annual Meeting. On the record date, 3,614,562 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. The Company's stockholders are entitled to one vote for each share of Common Stock held as of the record date on all matters.

  Quorum; Abstentions; Broker Non-Votes

        Transaction of business at the Annual Meeting may occur if a quorum is present. If a quorum is not present, it is expected that the Annual Meeting will be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well. Shares of Common Stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

        Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to the ratification of the appointment of our independent registered public accounting firm. Brokers do not have discretionary authority to vote on the election of our directors, so we encourage you to provide instructions to your broker regarding the voting of your shares.

  Solicitation of Proxies

        The Company will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of the Company, without additional compensation, may solicit proxies from stockholders by telephone, by letter, by facsimile, in person or otherwise.

  Voting Proxies

        Whether you hold shares directly as a registered stockholder or beneficially as a beneficial stockholder, you may direct how your shares are voted without attending the Annual Meeting.

        All proxies properly submitted and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are provided, such proxies will be voted FOR each of the proposals described in this Proxy Statement.

  Voting in Person at the Annual Meeting

        You may also vote in person at the Annual Meeting. Votes in person will replace any previous votes you have made. The Company will provide a ballot to registered stockholders who request one at the meeting. Shares held in your name as the stockholder of record may be voted on that ballot. Shares held beneficially in street name may be voted on a ballot only if you bring a legal proxy from the broker, trust, bank or other nominee that holds your shares giving you the right to vote the shares. Attendance at the Annual Meeting without voting or revoking a previous proxy in accordance with the voting procedures will not in and of itself revoke a proxy.

        Your vote is very important. Whether or not you plan to attend the Annual Meeting, please take the time to so that your shares will be represented at the Annual Meeting.

  Revocation of Proxies

        If you are a beneficial stockholder, you may revoke your proxy or change your vote by following the separate instructions provided by your broker, trust, bank or other nominee. If you are a registered stockholder, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) submitting a later-dated proxy relating to the same shares prior to the vote at the Annual Meeting, or (iii) attending the Annual Meeting and properly giving notice of revocation to the inspector of elections or voting in person.

  Other Business

        The Board of Directors is not aware of any matters to be properly presented for action at the Annual Meeting other than the proposals relating to election of its three nominees as directors for three year terms and the ratification of the appointment of the Company's independent registered public accounting firm for 2010, and does not intend to bring any other matters before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will vote them in their discretion.

 OWNERSHIP OF EQUITY SECURITIES

        The following table sets forth the beneficial ownership of Common Stock as of the record date, including shares as to which a right to acquire ownership within 60 days exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Exchange Act, by (i) each director and nominee for director, (ii) the executive officers listed in the Summary Compensation Table (Richard A. Horowitz and Joseph A. Molino, Jr. are the only executive officers of the Company), (iii) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, and (iv) all directors and executive officers as a group. Except as indicated in the applicable footnotes, each beneficial owner listed has sole voting power and sole investment power over the shares of Common Stock indicated. Except as indicated in the applicable footnotes, the address of each beneficial owner is in the care of the Company, 445 Broadhollow Road, Suite 100, Melville, New York 11747.

Beneficial Owner	Amount and Nature Beneficial Ownership		Percent of Class
Robert L. Dubofsky	22,500	(1)	*
Jeffrey D. Franklin	2,500	(2)	*
Alan I. Goldberg	800	(3)	*
Richard A. Horowitz	1,290,965	(4)	33.48%
Dennis Kalick	2,500	(5)	*
Joseph A. Molino, Jr.	87,167	(6)	2.36%
Kenneth M. Scheriff	2,500	(2)	*
Mitchell A. Solomon	2,500	(2)	*
Marc A. Utay	72,500	(3)	2.01%
FMR LLC.	361,038	(7)	9.99%
Lawndale Capital Management, LLC	268,038	(8)	7.42%
Timothy John Stabosz	221,814	(9)	6.14%
All directors and executive officers as a group (9 persons)	1,483,932	(10)	37.55%

*
Less than 1%.

(1)
Includes 5,000 shares owned by Mr. Dubofsky's child and 500 shares issuable upon the exercise of stock options.

(2)
Includes 2,500 shares issuable upon the exercise of stock options.

(3)
Includes 500 shares issuable upon the exercise of stock options.

(4)
Includes 660,200 shares owned by Article FOURTH Trust u/w/o Linda Horowitz, pursuant to which Mr. Horowitz is a co-trustee and includes 241,524 shares issuable upon the exercise of stock options. Excludes 10,000 shares owned by The Linda and Richard Horowitz Foundation.

(5)
Includes 500 shares issuable upon the exercise of stock options. Excludes 660,200 shares owned by Article FOURTH Trust u/w/o Linda Horowitz, pursuant to which Mr. Kalick is a co-trustee. Mr, Kalick disclaims beneficial ownership of such 660,200 shares.

(6)
Includes 86,667 shares issuable upon the exercise of stock options.

(7)
Information obtained from a Schedule 13G/A, dated February 12, 2010, filed with the Securities and Exchange Commission (the "SEC") by FMR LLC. FMR LLC is the parent holding company of Fidelity Management & Research Company, a registered investment adviser to Fidelity Low Priced Stock Fund, the beneficial owner of such 361,038 shares. Edward C. Johnson 3d and members of his family are a controlling group of FMR LLC. According to such Schedule 13G/A,

  FMR LLC has the sole power to dispose or to direct the disposition of all shares held. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(8)
Information obtained from a Schedule 13D, dated February 1, 2010, filed with the SEC by Lawndale Capital Management, LLC, Andrew E. Shapiro and Diamond A Partners, L.P. According to such Schedule 13D, each of Lawndale Capital Management, LLC and Andrew E. Shapiro share voting and dispositive power with respect to 268,038 shares, and Diamond A. Partners, L.P. shares voting and dispositive power with respect to 226,435 of such shares. The address of each of the foregoing is 591 Redwood Highway, Suite 2345, Mill Valley, California 94941.

(9)
Information obtained from a Schedule 13D/A, dated February 24, 2010, filed with the SEC by Timothy John Stabosz. According to such Schedule 13D/A, Mr. Stabosz has sole voting and dispositive power over all 221,814 shares held. The address of Mr. Stabosz is 1307 Monroe Street, LaPorte, Indiana 46350.

(10)
Includes 337,691 shares issuable upon the exercise of stock options.

PROPOSAL 1

ELECTION OF DIRECTORS

        As permitted by Delaware law, the Board of Directors is divided into three classes, the classes being divided as equally as possible and each class having a term of three years. Each year the term of office of one class expires. A director elected to fill a vacancy, including a vacancy resulting from an increase in the number of directors constituting the Board of Directors, serves for the remaining term of the class in which the vacancy exists. The Board of Directors presently consists of eight members, with once class consisting of two directors and two classes consisting of three directors.

        During 2010, the term of the class consisting of three directors expires. The Board of Directors proposes that Messrs. Robert L. Dubofsky, Alan I. Goldberg and Richard A. Horowitz, whose terms of office expire in 2010, be re-elected as directors to serve for terms to expire at the 2013 Annual Meeting of Stockholders. Unless otherwise indicated, the enclosed proxy will be voted for the election of such nominees. Should any of these nominees become unable to serve for any reason or, for good cause, will not serve, which is not anticipated, the Board of Directors may, unless the Board of Directors by resolution provides for a lesser number of directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees.

        Directors will be elected by the plurality vote of the holders of the Common Stock entitled to vote at the Annual Meeting and present in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
FOR EACH OF THE FOREGOING NOMINEES.

Information as to Directors and Nominees for Directors

        Set forth below is the name and age of each nominee for director and each director currently in office and whose term continues, his principal occupation, the year each became a director of the Company and a description of his principal occupation for the past five years and certain other information relating to experience, qualifications, attributes and skills. The information set forth below is as of the record date.

Name	Age	Served as Director Continuously Since
Nominees to Continue in Office Until the 2013 Annual Meeting of Stockholders:
Robert L. Dubofsky	70	1990
Richard A. Horowitz	60	1975
Alan I. Goldberg	60	1998
Directors to Serve in Office Until the 2012 Annual Meeting of Stockholders:
Jeffrey D. Franklin	56	2004
Dennis Kalick	58	1997
Directors to Serve in Office Until the 2011 Annual Meeting of Stockholders:
Kenneth M. Scheriff	60	2005
Mitchell A. Solomon	50	2004
Marc A. Utay	50	1992

        Richard A. Horowitz has been Chairman of the Board of Directors and Chief Executive Officer of the Company since November 1995 and has been President of the Company since 1986. Mr. Horowitz brings valuable insight and knowledge about the Company to the Board of Directors due to his experience as an executive officer of the Company, his perspective as a long standing significant Company stockholder, and his many years of working in the businesses in which the Company operates.

        Alan I. Goldberg has been President of Larkspur America, Inc., a real estate investment company, since 1997. From 1977 until 1997, Mr. Goldberg was President of About Sportswear, Inc., an apparel manufacturer. Mr. Goldberg brings strong operational and strategic background and valuable business, leadership and management experience to the Board of Directors, including experience in foreign manufacturing, and importing of consumer goods.

        Jeffrey D. Franklin has been a Senior Vice President and the Chief Financial Officer of Executive Charge Inc., a company providing billing and administrative services for affiliated corporations in the transportation, package delivery, radio communications and real estate management industries, for more than the past five years. Mr. Franklin is a Certified Public Accountant licensed in the State of New York. Mr. Franklin provides significant financial, accounting and managerial experience to the Board of Directors.

        Dennis Kalick has been engaged in the private practice of providing accounting, tax and estate planning services with Dennis Kalick & Associates, Inc. (or a predecessor firm) since 1973. Mr. Kalick brings significant tax and financial expertise to the Board of Directors, including insights into public reporting transactional matters.

        Robert L. Dubofsky has been Managing Director of BWD Group LLC (formerly Blumencranz, Klepper, Wilkins & Dubofsky, Ltd.), an insurance brokerage group, since May 1992. Mr. Dubofsky brings significant experience and knowledge of the insurance industry to the Board of Directors relating to the Company's operating businesses, as well as with respect to transactional matters.

        Kenneth M. Scheriff has been the Executive Vice President of New York Commercial Bank, the commercial banking subsidiary of New York Community Bancorp, Inc., a financial institution listed on the New York Stock Exchange, since January 2008. From 2005 through December 2007, Mr. Scheriff was Executive Vice President of the Commercial Loan Group of State Bank of Long Island, a commercial bank listed on the Nasdaq Stock Market, and was employed in an executive capacity with such bank since 1995. Mr. Scheriff brings strong executive level experience and extensive knowledge of the banking industry and credit markets to the Board of Directors.

        Mitchell A. Solomon has been President of EBY Electro, Inc., a manufacturer of electric and electronic connectors and power supplies, for more than the past five years. Mr. Solomon brings strong operational and strategic background and valuable business, leadership and management experience to the Board of Directors, including experience in foreign manufacturing, and importing of consumer goods.

        Marc A. Utay has been a Managing Partner of Clarion Capital Partners, LLC, a private equity firm, since October 1999. From May 1993 until October 1999, Mr. Utay was a Managing Director of Wasserstein Perella Co., Inc., an investment banking firm. Mr. Utay serves as a director of IMAX Corporation. Mr. Utay's brings to the Board of Directors a broad financial and capital markets background, including extensive experience in many types of investment banking and mergers and acquisitions matters.

CORPORATE GOVERNANCE

        The Company operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance.

Director Independence

        The standards relied upon by the Board of Directors in affirmatively determining whether a director is "independent," in compliance with NASDAQ rules, are comprised, in part, of those objective standards set forth in the NASDAQ rules. In addition to these objective standards and in compliance with NASDAQ rules, no director will be considered independent who has a relationship which, in the opinion of the company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors exercises appropriate discretion in identifying and evaluating any such relationship. The Board of Directors, in applying the above-referenced standards and after considering all of the relevant facts and circumstances, has affirmatively determined that the Company's current "independent" directors are: Robert L. Dubofsky, Jeffrey D. Franklin, Alan I. Goldberg, Kenneth M. Scheriff, Mitchell A. Solomon and Marc A. Utay, representing a majority of the members of the Company's Board of Directors.

        The Company's independent directors hold annually at least two formal meetings independent from management. The independent directors choose a director to preside at non-management sessions of the Board of Directors.

Meetings and Committees of the Board of Directors

        During 2009, the Board of Directors held twelve meetings and acted by written consent on one occasion. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and all committees on which he served.

        During 2009, the Board of Directors had an Audit Committee, a Compensation Committee, a Nominating Committee and a Stock Option Committee. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues; however, no special committee was established in 2009.

Audit Committee

        During 2009 and as of the record date, the members of the Audit Committee were Messrs. Franklin (Chairman), Goldberg and Solomon. During 2009, the Audit Committee held five meetings.

  •
  Each member of the Audit Committee has been determined by the Board of Directors to meet the standards for independence required of audit committee members by the NASDAQ listing standards and applicable SEC rules. For more information on the NASDAQ standards for independence, see "Corporate Governance-Director Independence" above. In accordance with the rules and regulations of the SEC, the above information regarding the independence of the members of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 (the "Exchange Act") or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other filed document.

  •
  The Board of Directors has further determined that all members of the Audit Committee are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement.

  •
  The Board of Directors has determined that Jeffrey D. Franklin is an audit committee financial expert within the meaning of applicable SEC rules.

  •
  The Audit Committee appoints the Company's independent registered public accounting firm, reviews the overall scope and the results of the Company's annual audit and reviews the Company's overall internal controls.

  •
  The Company's independent registered public accounting firm reports directly to the Audit Committee.

  •
  The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the Company's independent registered public accountants, at least quarterly, prior to the filing of officers' certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal control over financial reporting to discuss the scope and results of the annual audit, quarterly reviews and issues of accounting policy and internal controls.

  •
  The Audit Committee has adopted procedures for the receipt, retention and treatment of complaints by Company employees regarding the Company's accounting, internal accounting controls or auditing matters.

  •
  The Audit Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. The Audit Committee Charter is attached as Appendix A to this Proxy Statement. Copies of the charter can also be obtained free of charge from the Company's Web site at www.pfina.com.

Compensation Committee

        During 2009 and as of the record date, the members of the Compensation Committee were Messrs. Goldberg (Chairman) and Solomon. During 2009, the Compensation Committee held six meetings.

  •
  All members of the Compensation Committee have been determined to meet the NASDAQ standards for independence. See "Director Independence" above. Further, each member of the Compensation Committee is a "Non-Employee Director" as defined in Rule 16b-3 under the Exchange Act.

  •
  The Compensation Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. Copies of the charter can be obtained free of charge from the Company's Web site at www.pfina.com.

  •
  The Compensation Committee reviews, recommends and approves changes to our compensation policies and benefits programs, administers our executive compensation program and otherwise seeks to ensure that our compensation philosophy is consistent with our Company's best interests and is properly implemented. The members of the Compensation Committee also serve as the members of the Company's Stock Option Committee of the Board of Directors, which serves as the administrator for our 2002 Stock Incentive Plan. All option grants are approved by the Stock Option Committee.

  •
  The Compensation Committee makes all final decisions with respect to the compensation received by the named executive officers. It engages in arm's length negotiation and discussions with the named executive officers with respect to each of their compensation packages, but deliberates outside their presence when making decisions on such matters. Richard A. Horowitz, our Chairman, President and CEO, annually reviews the performance of our other executive officer. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee exercises its full discretion in evaluating such recommendations. The Compensation Committee has the authority to retain its own compensation consultant and to obtain advice and assistance from internal or external legal, accounting or other advisors as it sees fit. In 2008 and 2009, the Compensation Committee engaged the Nadel Consulting Group, Inc., an independent third-party compensation consultant, to review and assess the Company's annual incentive plans for its executives and provide feedback regarding the employment agreement with Richard A. Horowitz, the Company's Chairman of the Board, President and CEO, and the compensation of Joseph A. Molino, Jr, the Company's Vice President, Chief Operating Officer and Chief Financial Officer. The Compensation Committee also engaged the law firm of Proskauer Rose LLP during such years with regard to certain compensation- related legal matters.

Nominating Committee

        During 2009 and as of the record date, the members of the Nominating Committee were Messrs. Utay (Chairman) and Dubofsky. During 2009, the Nominating Committee held two meetings.

  •
  All members of the Nominating Committee have been determined to meet the NASDAQ standards for independence. See "Director Independence" above.

  •
  The Nominating Committee does not have a formal policy relating specifically to the consideration of diversity in making recommendations of qualified nominees for election to the Board of Directors.

  •
  The Nominating Committee recommends to the Board of Directors as director nominees individuals of established personal and professional integrity, ability and judgment, who are chosen with the primary goal of ensuring that the entire Board of Directors collectively serves the interests of the Company's stockholders. Due consideration is given to assessing the qualifications of potential nominees and any potential conflicts with the Company's interests. The Nominating Committee also assesses the contributions of the Company's incumbent directors in connection with their potential re-nomination. In identifying and recommending director nominees, the Committee members take into account such factors as they determine appropriate, including recommendations made by the Board of Directors and stockholders. Once the Nominating Committee has identified prospective nominees, background information is elicited about the candidates, following which they are interviewed and evaluated by the Committee, which then reports to the Board of Directors. With respect to the election of directors at the Annual Meeting, only incumbent directors were nominated.

  •
  The Nominating Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. Copies of the charter can be obtained free of charge from the Company's Web site at www.pfina.com.

        In October 2009, the Board of Directors adopted a policy setting forth that the Nominating Committee will consider individuals suggested by stockholders for nomination as candidates for election to the Board of Directors at annual meetings of stockholders. Such suggested nominees will be considered in the context of the Nominating Committee's determination regarding all issues relating to the composition of the Board of Directors, including the size of the Board of Directors, any criteria the Nominating Committee may develop for prospective Board of Directors candidates and the qualifications of candidates relative to any such criteria. Any stockholder who wishes to submit an individual for nomination as a Board of Directors candidate by the Nominating Committee should be directed in writing to the Chair of the Nominating Committee, c/o the Secretary of the Company, P&F Industries, Inc., 445 Broadhollow Road, Suite 100, Melville, New York 11747. Such submission should include the name of the individual submitted for nomination, information as to such individual's background and experience and a representation from such individual that he or she is willing to be nominated by the Nominating Committee and, if elected, to serve, and the information regarding such individual that would be required by the rules and regulations of the SEC to be included in the Company's proxy statement issued in connection with its annual meeting Stockholders are also permitted to submit nominees for election directly to stockholders subject to compliance with the advance notice requirements of the Company's By-laws, summarized below under "Stockholder Nominations for Board of Directors Membership and Other Proposals for 2011 Annual Meeting".

        Consistent with the policy described in the preceding paragraph, the Nominating Committee is in the process of evaluating suggestions that have been received as to candidates for addition to the Board of Directors as an additional independent director. Candidates are being evaluated with a view to determining their levels of interest in joining the Board of Directors, their ability to commit to full participation in the Board of Directors' work, their backgrounds and their qualifications for serving on the Board of Directors, enhancing the Board of Directors' deliberations and contributing to the Board of Director's stewardship responsibilities. If the Nominating Committee identifies a suitable candidate through this process and that candidate agrees to serve if invited, the Nominating Committee expects that it will recommend to the Board the addition of that individual as an additional independent director, increasing the size of the Board to nine, and the Board will then evaluate that recommendation. The outcome of this process is not anticipated to be completed prior to the holding of the 2010 Annual Meeting. If the Nominating Committee recommends an additional independent director to the Board of Directors, the Board of Directors accepts that recommendation after evaluation of the candidate, and the candidate agrees to serve, after the 2010 Annual Meeting, the individual would be appointed by the Board immediately to fill a newly-created vacancy in whichever of the three classes the Board of Directors determines. However, the Nominating Committee's process is ongoing and the outcome is not currently determinable

        See "Stockholder Nominations for Board Membership and Other Proposals for 2011 Annual Meeting."

Stock Option Committee

        During 2009 and as of the record date, the members of the Stock Option Committee were Messrs. Solomon and Goldberg. The Stock Option Committee administers the Company's 2002 Stock Incentive Plan. During 2009, no stock options were granted and the Stock Option Committee did not meet.

Code of Business Conduct and Ethics

  •
  The Company has adopted a Code of Business Conduct and Ethics, which is designed to help officers, directors and employees resolve ethical issues in an increasingly complex business environment. The Code of Business Conduct and Ethics is applicable to all of the Company's officers, directors and employees, including the Company's principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions. The Code of Business Conduct and Ethics covers topics, including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations.

  •
  Waivers from the Code of Business Conduct and Ethics are discouraged. Any waivers from the Code of Business Conduct and Ethics that relate to the Company's directors and executive officers must be approved by the Board of Directors, and will be posted on the Company's Web site at www.pfina.com.

  •
  The Code of Business Conduct and Ethics can be obtained free of charge from the Company's Web site at www.pfina.com.

Board Leadership Structure

        The Company's Chief Executive Officer also serves as its Chairman of the Board. The Board of Directors believes that a combined CEO/Chairman of the Board arrangement is currently the best structure for the Company's Board of Directors, as its Chief Executive Officer is most familiar with the Company's business and industry, and most capable of effectively identifying the Company's priorities and leading the execution of its strategy. The Company's independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings company-specific experience and expertise. Combining the role of Chairman and Chief Executive Officer facilitates information flow between management and the Board of Directors.

Board Role in Risk Oversight

        While risk management is primarily the responsibility of the Company's management team, the Board of Directors is responsible for overall supervision of the company's risk management efforts as they relate to the key business risks facing the organization. Management identifies, assesses, and manages the risks most critical to the Company's operations and routinely advises the Board of Directors on those matters. Those areas of material risk can include operational, financial, legal and regulatory, human capital, informational technology, and strategic and reputational risks. In addition, the Board of Directors regularly reviews with management, at Board of Director meetings, any risk management issues that any director wishes to discuss.

Directors' Attendance at Annual Meetings of Stockholders

        It is the policy of Company's Board of Directors to expect that all directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by the director with the Chairman of the Board. All of the Company's eight members of the Board of Directors in office at such time attended the Company's 2009 Annual Meeting of Stockholders.

Communication with the Board of Directors

        Any stockholder or interested party who wishes to communicate with the Board of Directors, or specific individual directors, or the non-management directors as a group, may do so by directing a written request addressed to such directors or director, care of the Chairman of the Nominating Committee, P&F Industries, Inc., 445 Broadhollow Road, Suite 100, Melville, New York 11747. Communication(s) directed to members of the Board of Directors who are not non-management directors will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures

        The Company's Code of Ethics provides that the Company's compliance officer (currently the Company's General Counsel) must be fully informed of any proposed transaction between the Company, on the one hand, and any employee, officer or director, on the other, and must communicate the Company's approval of any such transaction before the agreement or transaction can be commenced. Further, pursuant to Nasdaq Rule 4350(h), the Company's Audit Committee (or another committee made up of independent directors) must approve all transactions with related parties required to be disclosed under Securities and Exchange Commission ("SEC") Regulation S-K, Item 404. "Related parties" include the Company's directors, executive officers, and shareholders known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock, and their respective immediate families. The Company does not have formal written procedures to implement this policy, and instead the Audit Committee reviews and approves related party transactions on a case by case basis. Other than the relationships set forth below, there have been no related party transactions proposed in 2009.

Related Party Transactions

        Pursuant to a reimbursement agreement, dated as of June 8, 2009 (the "Reimbursement Agreement"), between Mr. Horowitz and the Company's subsidiary, WM Coffman LLC ("WMC"), WMC (1) requested that Mr. Horowitz cause New York Commercial Bank ("NYCB") to issue to the lender under its credit facility, PNC Bank, National Association ("PNC"), two letters of credit, each in the amount of $145,000, and (2) agreed that any drawing under the letters of credit that resulted in Mr. Horowitz being liable to NYCB for the amount of such draw shall be converted into a loan from Horowitz to Purchaser and evidenced by a note issued by Purchaser to the order of Mr. Horowitz (the "Letter of Credit Note"), bearing interest at the rate of six and one half percent (6.5%) from the date of the Letter of Credit Note to its maturity. Kenneth M. Scheriff, a member of the Board of Directors, is an executive vice president of NYCB. In November 2009, the letters of credit were drawn upon and each Letter of Credit Note was issued in favor of Mr. Horowitz, who subsequently sold such notes to an unaffiliated third-party vendor of the Company.

        On February 22, 2010, contemporaneously with WMC entering into a forbearance agreement with PNC (the "Forbearance Agreement"), Mr. Horowitz and a trust controlled by an officer of WMC, entered into a junior participation agreement, dated as of February 22, 2010, with PNC. Pursuant to the junior participation agreement, the junior participants purchased a junior and subordinate secured "last out" participation in the "revolving advances" as defined in WMC's loan agreement with PNC in the aggregate amount of $250,000. Pursuant to such junior participation agreement, all amounts payable to the junior participants (whether regarding principal, interest or otherwise) shall be payable by PNC only on the termination of all of the transactions of WMC with PNC, and only out of any surplus received by PNC remaining after the payment in full in cash to PNC of all obligations owing to PNC. Such investment was a condition of effectiveness of the Forbearance Agreement, with such amount to be used to increase the amounts otherwise available to WMC under the Loan Agreement. Also on February 22, 2010, the Company and the junior participants, including Mr. Horowitz, entered into an indemnity agreement pursuant to which the Company agreed to indemnify, protect and hold harmless the junior participants from and against any and all damages, losses, liabilities, obligations, penalties, judgments, costs or expense resulting from any claim, litigation, demand, suit, action or proceeding made or commenced against the junior participants arising from or relating to the junior participation. The Company is not required to make any payments under such indemnification for, among other reasons, any loss, direct or indirect, of principal and/or interest that may be suffered by the junior participants (including failure of the junior participants to obtain repayment of the junior participation). The amount and structure of the junior participation was one of several proposed debt transaction structures considered by WMC, PNC and Mr. Horowitz during the negotiation of the forbearance agreement referred to above.

        On April 23, 2010, the Company entered into an amendment and waiver (the "Credit Agreement Amendment") to the credit agreement relating to its primary credit facility. The Credit Agreement Amendment was conditioned on, among other things, Mr. Horowitz lending $250,000 to the Company on a secured subordinated basis, as evidenced by a secured subordinated promissory note, dated as of April 23, 2010 (the "Horowitz Promissory Note"). The Horowitz Promissory Note bears interest at the rate of 8% per year (with a default interest rate of an additional 2%), with all interest and principal under the Horowitz Promissory Note due and payable on January 2, 2011. Under the Horowitz Promissory Note and a related subordination and intercreditor agreement, all priority of claims and all rights of payment are at all times subordinate to those of the senior lenders (the "Senior Lenders"). As a condition of the Senior Lenders entering into the Credit Agreement Amendment, the Company and Mr. Horowitz agreed, that a portion of Mr. Horowitz' salary would be deferred. (See "Employment Agreement with Executive Officer" below.)

        Mr. Horowitz has a subordinated security interest in certain assets of the Company and those subsidiaries that are co-borrowers under the credit agreement (the "Co-Borrowers"), as set forth in security agreements with each of the Co-Borrowers, each dated as of April 23, 2010. Such security interest is junior and subordinate to the security interests of the Senior Lenders.

        As a condition of advancing funds to the Company pursuant to the Horowitz Promissory Note, the Company and Mr. Horowitz entered into an indemnification agreement (the "Indemnification Agreement") dated as of April 23, 2010. Pursuant to the Indemnification Agreement, the Registrant agreed to indemnify Mr. Horowitz if any claim, litigation, demand, suit, action or proceeding is made or commenced by any person or entity against the Mr. Horowitz arising from or relating to the Loan. Such indemnification obligations are limited by, among other things, Mr. Horowitz's subordination agreements with the Senior Lenders.

        The 2010 loan-related agreements between Mr. Horowitz and the Company discussed above were negotiated and approved on behalf of the Company by a special committee of the Board of Directors comprised of three independent directors: Messrs. Franklin, Scheriff and Utay.

        BWD Group LLC ("BWD"), an insurance brokerage group of which Robert L. Dubofsky, one of the Company's directors, is Managing Director and a principal, provides certain insurance brokerage services to the Company. Total insurance premiums and fees paid through BWD in 2009 were approximately $545,000. It is presently anticipated that such firm will continue to provide such services and will receive payments for its services at rates and in amounts not greater than would be paid to unrelated insurance brokerage performing similar services.

DIRECTOR COMPENSATION

        The following table shows the compensation of the Company's non-employee directors for services in all capacities to the Company in 2009. Information with respect to the compensation of Richard A. Horowitz, the Company's Chairman, President and Chief Executive Officer and a director, is set forth in the "Summary Compensation Table" below. The table includes compensation information for Robert M. Steinberg who is no longer a members of the Company's Board of Directors, but served in such capacity until his resignation in March 2009:

Name of Director	Total Director Compensation ($)(1)
Robert L. Dubofsky(2)	10,000
Jeffrey D. Franklin	27,500
Alan I. Goldberg	32,500
Dennis Kalick	12,500
Kenneth M. Scheriff	12,500
Mitchell A. Solomon	32,500
Robert M. Steinberg	1,250
Marc A. Utay	12,500

(1)
Relates exclusively to the following "fees earned or paid in cash": annual retainer fees and fees paid for meetings attended.

(2)
Amounts disclosed do not include insurance premiums and fees of approximately $545,000 paid in 2009 through BWD Group, LLC, an insurance broker group of which Mr. Dubofsky is Managing Director and a principal. See "Certain Relationships and Related Transactions" in this Proxy Statement.

        During 2009, each director who was not an employee of the Company or any of its subsidiaries received an annual Board of Director retainer fee of $7,500 plus $1,250 for each of the four meetings of the Board of Directors held at the Company's offices attended (whether in person or by telephone). No additional fees were paid for the additional telephonic meetings held throughout 2009. Each member of the Audit Committee also received an additional $10,000 as an annual retainer fee and $1,250 for each of the four meetings of the Audit Committee held at the Company's offices attended. No Audit Committee meeting fees were paid for any other audit committee meetings, including those held in conjunction with a Board of Directors meeting. Each member of the Compensation Committee received an additional $7,500 as an annual retainer fee. Upon initial election to the Board of Directors, each director who is not an employee of the Company receives an option to purchase 2,000 shares of Common Stock. Directors who are also officers of the Company are not compensated for their duties as directors. From time to time, the Company may consider raising the fees paid to the Company's non-management directors and/or granting additional options to such directors.

        No options were granted to any non-employee directors in 2009.

 EXECUTIVE OFFICERS OF THE REGISTRANT

        Set forth below is the name and age of each executive officer of the Company. The information set forth below is as of the record date.

Name	Age	Title
Richard A. Horowitz	60	Chairman of the Board, President, Chief Executive Officer and Assistant Treasurer
Joseph A. Molino, Jr.	46	Vice President, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer

        Each of the foregoing Executive Officers was elected by the Board of Directors to serve until his successor is chosen and qualified.

        Mr. Horowitz serves as an executive officer of the Company under the terms of an employment agreement expiring in December 2011. (See "Employment Agreement with Executive Officer" below.)

        Mr. Molino has been Vice President and Chief Financial Officer of the Company since December 1997, and was appointed to serve as Chief Operating Officer of the Company in May 2005. From July 1990 until November 1997, Mr. Molino was chief financial officer of several small private manufacturing and service companies.

EXECUTIVE COMPENSATION

        The following table sets forth all compensation for 2009 awarded to or earned by the Company's Principal Executive Officer and Principal Financial Officer. We refer to these individuals collectively in this Proxy Statement as "named executive officers".

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Plan Compensation ($)(3)	All other Compensation ($)(4)(5)	Total ($)
Richard A. Horowitz	2009	938,438	-0-	-0-	-0-	-0-	120,968	1,059,406
Chairman of the Board, President and	2008	975,000	-0-	-0-	353,133	157,766	110,972	1,596,871
Chief Executive Officer
(Principal Executive Officer)
Joseph A. Molino, Jr.	2009	336,875	-0-	-0-	-0-	-0-	41,069	377,944
Vice President, Chief Operating	2008	350,000	-0-	-0-	60,885	39,716	47,702	498,303
Officer and Chief Financial
Officer (Principal Financial
Officer)

(1)
The named executive officers did not receive any payments for the fiscal year ended December 31, 2009 or 2008 that would be characterized as "Bonus" payments under SEC rules. Cash amounts (if any) earned in 2009 and 2008 under the Company's Executive 162(m) Bonus Plan are shown under the column of this table under the caption "Non-Equity Plan Compensation".

(2)
The amounts shown reflect the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718, and are not necessarily indicative of the compensation actually received by the named executive officers. The fair value of each option grant is estimated based on the fair market value on the date of grant The assumptions used to calculate the fair value of our options are set forth in Notes 1 and 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for 2009 as filed with the SEC.

(3)
In March 2009, the Compensation Committee granted cash awards set forth in this column to the named executive officers based on the achievement of certain performance measures in the fiscal year ended December 31, 2008 under the Company's Executive 162(m) Bonus Plan. In March 2010, the Compensation Committee determined that no such awards would be granted to the executive officers with respect to the fiscal year ended December 31, 2009.

(4)
The amounts in the column reflect (a) contributions made under a Company-sponsored defined contribution retirement plan on behalf of Mr. Horowitz in 2009 and 2008 of $18,300 and $17,200, respectively, and on behalf of Mr. Molino in 2009 and 2008 of $5,800 and $17,200, respectively, (b) $45,064 to Mr. Horowitz in each of 2009 and 2008 to cover premiums on a life insurance policy, (c) health insurance premium payments on behalf of Mr. Horowitz in 2009 and 2008 in the amounts of $19,489 and $16,673, respectively, and on behalf of Mr. Molino in 2009 and 2008 in the amounts of $18,170 and $16,330, respectively, and (d) legal fees on behalf of Mr. Horowitz in 2008 of $5,075 relating to an amendment to Mr. Horowitz's employment agreement to reflect a change in the U.S. Tax Code.

(5)
Also includes additional perquisites for Mr. Horowitz of $38,115 and $26,960 for 2009 and 2008, respectively, relating to the personal use of a Company-leased automobile (including gasoline and insurance) and additional perquisites for Mr. Molino of $17,099 and $14,172 for 2009 and 2008, respectively, relating to the personal use of a Company-leased automobile (including gasoline and insurance).

Grants of Plan-Based Awards in 2009

        There were no grants of any plan-based equity awards in 2009.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009

        The following table set forth information regarding exercisable and unexercisable stock options held by each of the named executive officers on December 31, 2009. There were no other options or unvested shares, units or other rights owned by the named executive officers as of December 31, 2009.

	Option Awards
Name	Number of Securities Underlying Unexercized Options (#) Exercisable		Number of Securities Underlying Unexercized Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Richard A. Horowitz	83,336				6.00	7/12/2012
Chairman of the Board,	75,188				8.06	7/9/2014
President and Chief
(Principal Executive Officer)
	8,333				11.20	6/18/2017
	8,334	(1)			11.20	6/18/2017
			8,333	(2)	11.20	6/18/2017
	29,000	(3)			4.16	6/23/2018
			29,000	(4)	4.16	6/23/2018
			29,000	(5)	4.16	6/23/2018
			29,000	(6)	4.16	6/23/2018
			29,000	(7)	4.16	6/23/2018
Joseph A. Molino, Jr.
Vice President, Chief	20,000				6.00	7/12/2012
Operating Officer and	10,000				8.06	7/9/2014
Chief Financial Officer	20,000				16.68	6/30/2015
(Principal Financial Officer)	6,667				11.20	6/18/2017
	6,666	(1)			11.20	6/18/2017
			6,667	(2)	11.20	6/18/2017
	8,333	(3)			4.16	6/23/2018
			8,334	(4)	4.16	6/23/2018
			8,333	(5)	4.16	6/23/2018

(1)
Option became exercisable on June 18, 2009

(2)
Option becomes exercisable on June 18, 2010

(3)
Option became exercisable on June 24, 2009

(4)
Option becomes exercisable on June 24, 2010

(5)
Option becomes exercisable on June 24, 2011

(6)
Option becomes exercisable on June 24, 2012

(7)
Option becomes exercisable on June 24, 2013

Option Exercises

        During 2009, neither executive officer exercised any options to purchase shares of the Company's Common Stock.

 Pension Benefits and Nonqualified Deferred Compensation

        The named executive officers are covered by a Company-sponsored defined contribution retirement plan, which covers all eligible employees of the Company. The named executive officers have no other reportable pension benefits provided by the Company and no nonqualified deferred compensation in 2009.

Employment Agreement with Executive Officer

        On February 12, 2007, the Company and Richard A. Horowitz entered into an executive employment agreement (the "Employment Agreement"), effective as of January 1, 2007. The Employment Agreement supersedes the previous employment agreement which was in effect at such time.

        The Employment Agreement provides for Mr. Horowitz to serve as the Company's President and Chief Executive Officer and, if elected by the Board of Directors, Chairman of the Board, for a term expiring on December 31, 2011, unless sooner terminated pursuant to the provisions of the Employment Agreement. Pursuant to the Employment Agreement, Mr. Horowitz will receive a minimum annual base salary of $975,000. The Employment Agreement also provides that Mr. Horowitz's base salary will be reviewed annually by the Board of Directors and may be increased, but not decreased, from time to time. The Employment Agreement provides that Mr. Horowitz will be eligible for an annual discretionary incentive payment under the Company's Executive 162(m) Bonus Plan. This agreement also provides that Mr. Horowitz will also receive (i) senior executive level employee benefits, (ii) an annual payment of $45,064.37 to cover premiums on a life insurance policy, and (iii) a Company provided automobile.

        In the event Mr. Horowitz's employment is terminated by the Company without Cause (as defined in the Employment Agreement), or Mr. Horowitz resigns for Good Reason (as defined in the Employment Agreement), then subject to his execution of a general release, (i) he will continue to receive his base salary for 18 months, (ii) he will receive a pro rata bonus for the year of termination (the "Pro Rata Bonus"), and (iii) the Company will pay his monthly COBRA premiums until the earlier of (a) 18 months from the date of termination, (b) his becoming eligible for medical benefits from a subsequent employer, or (c) his becoming ineligible for COBRA (the "COBRA Payments").

        In the event Mr. Horowitz's employment is terminated by the Company without Cause or he resigns for Good Reason within two years following a Change in Control (as defined in the Employment Agreement) or, under certain circumstances, within six months prior to a Change in Control, then subject to his execution of a general release, he will receive the Pro Rata Bonus, the COBRA Payments, and a lump sum amount equal to the greater of (i) 18 months base salary or (ii) the lesser of (a) two times the sum of his base salary plus the amount of any bonus he received for the year prior to the Change in Control, or (b) 3% of the value on the date of the Change in Control of the Company's outstanding shares on a fully diluted basis immediately prior to the Change in Control. Notwithstanding the foregoing, amounts paid to Mr. Horowitz upon a Change in Control will be reduced to 2.99 times his "base amount" (as determined in accordance with Sections 280G of the Internal Revenue Code of 1986, as amended).

        Pursuant to the Employment Agreement, during the term of his employment and for a period of eighteen months after termination of his employment, Mr. Horowitz is prohibited from (i) competing with the Company, (ii) soliciting or hiring the Company's employees, representatives or agents, or (iii) soliciting any of the Company's customers. The Employment Agreement also prohibits Mr. Horowitz from using or disclosing any of the Company's non-public, proprietary or confidential information.

        On December 19, 2008, the Employment Agreement was amended and restated to conform with certain changes to the U.S. tax code, particularly with respect to Section 409A of such code.

        We have no employment agreement, change of control agreement or severance protection agreements with our other executive officer, Mr. Joseph A. Molino, Jr., who is deemed to be an employee "at will." In February 2008, the Company's Compensation Committee increased Mr. Molino's base salary from $325,000 to $350,000 per year, effective January 1, 2008.

        As part of the Company's overall cost savings measures established in 2009, which included salary reductions throughout the Company, including its corporate headquarters, the Company reduced base salaries by five percent beginning April 1, 2009. Such reduction included Mr. Horowitz (who consented to such reduction) and Mr. Molino. The Company shall, from time to time, consider whether to reinstate the pre-April 1, 2009 salary levels.

        In connection with the transactions described above under "Related Party Transactions" relating to the Credit Agreement Amendment, Mr. Horowitz made an election pursuant to a CEO Deferred Compensation Plan, pursuant to which he elected to defer a portion of his 2010 salary equivalent to the amount in excess of the amount that he would have been paid at the annual rate of $750,000 per year beginning April 1, 2010. Such deferral will continue through at least December 31, 2010, with any deferred amounts to be accrued by the Company and repaid no earlier than January 2, 2012.

Executive 162(m) Bonus Plan

        On January 25, 2006, the Compensation Committee created the P&F Industries, Inc. Executive 162(m) Bonus Plan (the "162(m) Bonus Plan"). The 162(m) Bonus Plan was approved by the Board of Directors on March 14, 2006 and by the stockholders at the 2006 Annual Meeting on May 31, 2006.

        The Compensation Committee adopted the 162(m) Bonus Plan to ensure, when appropriate, that awards paid under the 162(m) Bonus Plan qualify as performance-based compensation and are, therefore, fully deductible by us for income tax purposes under Section 162(m) of the Internal Revenue Code of 1986. Payments made under the 162(m) Bonus Plan to the named executive officers are fully deductible by us.

        Under the 162(m) Bonus Plan, the Compensation Committee selects the employees of our Company and its subsidiaries who will participate in the 162(m) Bonus Plan for each performance period. The Compensation Committee establishes the objective performance goals, formulae or standards and the individual target performance award (if any) applicable to each participant for a performance period prior to the beginning of such performance period or at such later date as permitted under Section 162(m) of the tax code, and while the outcome of the performance goals are substantially uncertain.

        In March 2008, the Compensation Committee determined that Messrs. Horowitz and Molino would be participating in the 162(m) Bonus Plan for 2008, and set forth the criteria for 2008 based on the payment of a percentage of the Company's profits to each participant in relation to the achievement of certain target levels with respect to return on stockholder equity. The Compensation Committee determined that this was an appropriate quantifiable measure of success that would serve to align the named executive officers with the interests of the shareholders of the Company. The Company reserved the right to award less than the maximum award, but was not permitted to exceed the maximum award. In March 2009, the Compensation Committee awarded cash bonuses to Messrs. Horowitz and Molino of $157,766 and $39,716, respectively, for 2008, which were paid to such executive officers later in 2009.

        In March 2009, the Compensation Committee determined that Messrs. Horowitz and Molino would again be participating in the 162(m) Bonus Plan for 2009, and set forth the criteria for 2009 similar to that for 2008, based on the payment of a percentage of the Company's profits to each participant in relation to the achievement of certain target levels with respect to return on stockholder equity. In March 2010, the Compensation Committee determined that neither of Messrs. Horowitz or Molino would receive a cash bonus for 2009.

        In March 2010, the Compensation Committee determined that Messrs. Horowitz and Molino would again be participating in the 162(m) Bonus Plan for 2010, and set forth the criteria for 2010 similar to that for 2009, based on the payment of a percentage of the Company's profits to each participant in relation to the achievement of certain target levels with respect to return on stockholder equity.

2002 Stock Incentive Plan

        The Company's 2002 Stock Incentive Plan provides that in the event of a change in control, notwithstanding any vesting schedule with respect to an award of options or restricted stock, such option shall become immediately exercisable with respect to 100% of the shares subject to such option, and the restricted period shall expire immediately with respect to 100% of such shares of restricted stock. The 2002 Stock Incentive Plan further provides that in the event of a change in control, all other awards shall become fully vested and/or payable to the fullest extent of any award or portion thereof that has not then expired, and any restrictions with respect thereto shall expire.

        The following table presents equity compensation plan information as of December 31, 2009:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column)
Equity compensation plans approved by security holders	514,624	$7.26	443,212
Equity compensation plans not approved by security holders	—	—	—

TOTAL	514,624	$7.26	443,212

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during, or in respect of, the fiscal year ended December 31, 2009 and prior periods.

AUDIT COMMITTEE REPORT*

        The Audit Committee of the Board of Directors of P&F Industries, Inc. is composed of three independent directors appointed by the Board of Directors (each of whom is independent under NASDAQ and applicable SEC rules) and operates under a written charter adopted by the Board of Directors on March 9, 2004. During 2009, and as of the record date, the members of the Audit Committee were Messrs. Franklin (Chairman), Goldberg and Solomon. Management is responsible for the Company's internal accounting and financial controls, the financial reporting process and the internal audit function. The Company's independent registered public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes and report its findings to the Board of Directors.

        In this context, the Audit Committee has met and held discussions separately, and jointly, with each of management and the Company's independent registered public accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants. The Audit Committee discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee discussed with the independent registered public accountants the independent registered public accountants' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (which were received by the Audit Committee), and considered the compatibility of non-audit services provided by the independent registered public accountants with the registered public accountants' independence.

        Based on the Audit Committee's discussion with management and the independent registered public accountants, and the Audit Committee's review of the representation of management and the report of the independent registered public accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.

  Members of the Audit Committee

    Jeffrey D. Franklin (Chairman)
    Alan I. Goldberg
    Mitchell A. Solomon

*
This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed J.H. Cohn LLP ("J.H. Cohn") as independent registered public accounting firm for the Company and its subsidiaries for the year 2010. J.H. Cohn has audited the Company's financial statements since 2008. Representatives of J.H. Cohn are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's By-laws (as amended on October 8, 2009) (the "By-laws") nor other governing documents or law require stockholder ratification of the selection of the Company's independent registered public accounting firm. However, the Audit Committee seeks to have the appointment of J.H. Cohn ratified. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of J.H. Cohn. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

CHANGE OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        On March 27, 2008, Grant Thornton LLP ("Grant Thornton") informed the Company's Audit Committee that it was resigning as the Company's independent registered public accounting firm effective as of the date of the completion of Grant Thornton's review of the Company's interim financial information in connection with the Company's fiscal quarter ended March 31, 2008 (the "Resignation Date").

        Grant Thornton's report on the Company's consolidated financial statements for the fiscal years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal years ended December 31, 2007 and 2006, and during the period from January 1, 2008 through the Resignation Date, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of Grant Thornton, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report.

        During the fiscal years ended December 31, 2007 and 2006, and during the period from January 1, 2008 through the Resignation Date, Grant Thornton did not advise the Company of any matter set forth in Item 304(a)(1)(v)(A) through (D) of Regulation S-K under the Securities Exchange Act of 1934.

        The Company requested that Grant Thornton furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements contained in the Current Report on Form 8-K filed, dated March 27, 2008, with the Securities and Exchange Commission relating to the resignation of Grant Thornton. A copy of Grant Thornton's letter is filed as Exhibit 16.1 to such Current Report on Form 8-K.

        On June 30, 2008, the Company's Audit Committee appointed J.H. Cohn as the Company's independent registered public accountants with respect to the Company's fiscal year ended December 31, 2008.

        During the fiscal years ended December 31, 2007 and 2006 and the period from January 1, 2008 through June 29, 2008, neither the Company nor anyone on the Company's behalf, consulted with J.H. Cohn regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

        The following table sets forth the fees billed by J.H. Cohn and Grant Thornton for professional services for the fiscal years ended December 31, 2009 and 2008. Except as specifically set forth below, all fees listed were billed by J.H. Cohn.

	2009	2008
Audit Fees	$410,000	$446,713	(1)
Audit-Related Fees	36,000	—
Tax Fees	—	—
All Other Fees	22,444	—

	$468,444	$446,713	(1)

(1)
Includes $52,000 relating to the inclusion of Grant Thornton's audit report relating to the Company's financial statements for the fiscal year ended December 31, 2007 in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

        Audit fees include fees billed for the audit of the Company and its subsidiaries, the review of quarterly financial information, and attendance at Audit Committee meetings.

        Audit-Related Fees in 2009 include fees billed for due diligence and other matters related to mergers and acquisitions, including assistance in preparing pro forma and other financial information to be filed with the SEC relating to an acquisition. There were no such fees in 2008.

        All Other Fees includes fees billed for services not classified in any of the above categories. For 2009, such fees include assistance with responding to a comment letter from the SEC and certain out-of-pocket expenses. There were no such fees in 2008.

        The Audit Committee negotiates the annual audit fee directly with the Company's independent registered public accountants. The Audit Committee has also established pre-approved services for which the Company's management can engage the Company's independent registered public accountants. Any work in addition to these pre-approved services in a quarter requires the advance approval of the Audit Committee. The Audit Committee considers whether the provision of permitted non-audit services is compatible with maintaining its independent registered public accountants' independence. All non-audit services provided in 2009 were pre-approved by the Audit Committee. There were no such non-audit services provided in 2008.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
FOR PROPOSAL NO. 2.

STOCKHOLDER NOMINATIONS FOR BOARD OF DIRECTORS MEMBERSHIP
AND OTHER PROPOSALS FOR 2011 ANNUAL MEETING

        The submission deadline for stockholder proposals to be included in our proxy materials for the 2011 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act is February 3, 2011. All such proposals must be received by the Corporate Secretary at P&F Industries, Inc., 445 Broadhollow Road, Suite 100, New York 11747 by the required deadline and must comply with all other applicable legal requirements in order to be considered for inclusion in the Company's 2011 proxy materials. Any such proposal should be submitted by certified mail, return receipt requested, or other means that allow the stockholder to prove the date of delivery.

        The Company's By-laws require that, for nominations of directors or other business to be properly brought before an Annual Meeting, advance written notice of such nomination or proposal for other business must be furnished to the Company. Such notice must contain certain information specified in the Company's By-laws concerning the nominating or proposing stockholder and information concerning the nominee (if any) and, subject to certain conditions set forth in the By-laws, must be furnished by the stockholder (who must be entitled to vote at the meeting) to the Secretary of the Company, as the address set forth above, not more than 120 days nor less than 90 days in advance of the one year anniversary of the previous year's annual meeting of stockholders; provided however, that, if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, or if no annual meeting was held in the preceding year, notice by the Nominating Stockholder to be timely must so be received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. In the case of the Annual Meeting to be held in 2011, written notice of a nomination or proposal must be received no earlier than February 3, 2011 and no later than March 5, 2011. A copy of the applicable provisions of the By-laws may be obtained by any stockholder, without charge, upon written request to the Secretary of the Company at the address set forth above. The foregoing is a summary of the applicable provisions of the Company's By-laws, which should be read in their entirety.

ANNUAL REPORT ON FORM 10-K

        A copy of the Company's Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended December 31, 2009 (without exhibits) constitutes our 2010 Annual Report to Stockholders and accordingly accompanies this Proxy Statement. You may also obtain copies of exhibits to the Form 10-K, but we may charge a reasonable fee to stockholders requesting such exhibits. If you would like copies of any of the exhibits to the Form 10-K, you should direct your request in writing to the Company at 445 Broadhollow Road, Suite 100, Melville, New York 11747, Attention: Corporate Secretary. The 10-K, including exhibits, is also available free of charge on the SEC's website at www.sec.gov.

By order of the Board of Directors

JOSEPH A. MOLINO, JR. Secretary

Date: April 30, 2010

Appendix A

P&F INDUSTRIES, INC.
AUDIT COMMITTEE CHARTER

Purpose

        The Audit Committee (the "Audit Committee") of the Board of Directors of P&F Industries, Inc. (the "Company") is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities relating to (i) corporate accounting, disclosure and financial reporting processes and practices and legal and regulatory compliance of the Company, (ii) the quality and integrity of the Company's financial statements and (iii) the qualifications, independence and performance of the Company's internal audit function and independent auditors.

Organization

        The Audit Committee shall be comprised of not less than three members of the Board of Directors who shall meet the compensation, independence, experience, financial expertise and other requirements of the National Association of Securities Dealers, Inc. (the "NASD") and applicable federal and state securities laws and regulations. The members of the Audit Committee shall be appointed by the Board of Directors from time to time after considering the recommendation of the Company's Nominating Committee and upon a determination by the Board of Directors that the nominees meet all required qualifications for Audit Committee membership. The members of the Audit Committee may be removed by the Board of Directors. The Nominating Committee will recommend to the Board of Directors, and the Board of Directors will designate, the Chairman of the Committee.

Committee Authority and Responsibilities

        The Audit Committee will maintain flexible policies and procedures and meeting schedules, consistent with the requirements of this Charter and the Company's by-laws, to enable the Audit Committee to react to changing circumstances and provide that the Company's accounting, disclosure and reporting practices are in accordance with applicable legal and regulatory requirements. The Chairman of the Audit Committee may call meetings during the year as necessary, but shall call a meeting at least once each fiscal quarter.

        The Committee will provide for free and open communication between the Committee and the Company's directors, independent auditors, internal auditors and management.

        Both the Company's internal auditors and independent auditors are ultimately accountable to the Board of Directors and the Audit Committee as representatives of the Company's shareholders.

        The Audit Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation, evaluation and oversight of the work (including resolution of disagreements between management and the auditor regarding financial reporting) of the Company's independent auditors for the purpose of preparing or issuing an audit report or related work. The Audit Committee shall have sole responsibility for engaging or terminating the relationship with the Company's independent auditors and the independent auditors shall report directly to the Audit Committee. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of fees and expenses to the independent auditors for the purpose of rendering an audit report.

        The Audit Committee has authority to retain special legal, accounting or other consultants to advise the Audit Committee as the Audit Committee may determine appropriate. The Audit Committee may require any officer or employee of the Company or the Company's legal counsel or independent auditors to attend Audit Committee meetings or to meet with any members of, or consultants to, the Audit Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of all fees and expenses to any advisors employed by the Audit Committee pursuant to its authority under this Charter or applicable law or regulations.

        The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

        To the extent not inconsistent with its obligations and responsibilities, the Audit Committee may form subcommittees and delegate authority hereunder as it deems appropriate.

        The Audit Committee shall make regular reports to the Board of Directors.

        In carrying out its duties and responsibilities, the Audit Committee shall:

  •
  Review and assess the adequacy of this Charter annually and submit any recommended changes to the Board of Directors for approval, including changes necessary to satisfy any applicable requirements of the NASD and any other legal or regulatory requirements.

  •
  Appoint and engage independent auditors that meet NASD and applicable securities law and regulatory requirements to audit the audited financial statements of the Company and its subsidiaries and the Company's employees benefit plans.

  •
  Review written statements from the independent auditors delineating all non-audit relationships between the independent auditors and the Company, review with the independent auditors the effect of any disclosed relationships or services on objectivity and independence of the independent auditors, take appropriate action to ensure the independence of the appointed independent auditors and approve the compensation arrangements and proxy statement disclosures of compensation, fees and expenses paid to the independent auditors.

  •
  Receive and review, at least annually, a report by the independent auditors describing (i) the auditor's internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by a governmental or professional authority involving one or more independent audits carried out by the auditors in the preceding five years and any steps or procedures taken to deal with any such issues.

  •
  Approve in advance, as a Committee of the whole or by delegation of authority to one or more members of the Committee, any permitted non-audit services performed by the Company's independent auditors, including tax services, and cause such approval to be disclosed in the Company's periodic filings as required by applicable regulations.

  •
  Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 and other applicable laws and regulatory requirements relating to the conduct of the audit.

  •
  Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the upcoming year and the audit procedures to be used and at the conclusion of the year review such audit, including any comments or recommendations of the independent auditors.

  •
  Review with the Company's independent auditors, internal auditors, and financial and accounting personnel the adequacy and effectiveness of the internal controls and disclosure controls and procedures of the Company, and elicit any recommendations for the improvement of such internal controls and disclosure controls and procedures or particular areas where new or more detailed controls and procedures are desirable.

  •
  Review the internal audit function of the Company, including its organizational structure, authority and independence of reporting obligations, department budget, qualification of personnel and the proposed audit plans for the coming year, and the coordination of such plans with the outside auditors. Review and concur with the appointment, reassignment or dismissal of the director of the Company's internal audit function.

  •
  Receive, review and discuss with the Company's independent auditors, and internal auditor as appropriate: (i) a summary of significant findings from completed internal audits, together with management's response, and periodic progress reports, with explanation for any deviations from the original plan; (ii) all critical accounting policies and practices to be used; (iii) all alternative treatments of financial information within GAAP (generally accepted accounting principles) that have been discussed with management; (iv) ramifications of alternative disclosures and treatments, and the treatment preferred by the auditors; and (v) other material written communications between the independent auditors and management.

  •
  Review and discuss: (i) significant financial risks; (ii) the financial statements; (iii) the Company's Management's Discussion and Analysis of Financial Condition and Results of Operations for the relevant period and draft earnings press releases with management and the independent auditors, prior to the issuance thereof or the filing or distribution thereof to shareholders; and (iii) financial information and earnings guidance, if any, provided to analyst and rating agencies. Among the items to be discussed are: (i) accounting principles, practices and judgments; (ii) whether the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders; and (iii) any changes in accounting principles.

  •
  Provide sufficient opportunity for the Committee to meet separately in executive session with: (i) management; (ii) the independent auditors; and (iii) the internal auditor (or other personnel responsible for the internal audit function). Among the items to be discussed in these meetings are the auditors' evaluation of the Company's financial, accounting and auditing personnel, the auditors' judgments about the Company's accounting principles as applied to its financial reporting, the level of management cooperation that the outside auditors received during the course of the audit and management's assessment of the auditors' performance.

  •
  Set clear hiring policies for employees or former employees of the independent auditors.

  •
  Receive reports concerning any non-compliance with the Company's Code of Business Conduct and Ethics by any director or executive officer of the Company and approve any waivers therefrom.

  •
  Report on significant matters discussed at each Committee meeting to the Board of Directors.

  •
  Investigate, as appropriate, any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or a second independent accountant, at the expense of the Company, for this purpose if, in its judgment, that is appropriate.

  •
  Prepare an appropriate Audit Committee report to shareholders to be included in the Company's annual proxy statement that is consistent with applicable law and Securities and Exchange Commission requirements.

  •
  Perform any other activities consistent with this Charter, the Company's By-laws, and governing law and regulations, as the Committee or the Board of Directors deems necessary or appropriate.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with GAAP and applicable rules and regulations.

A copy of this Charter will be made available on the Company's website at www.pfina.com.

Effective: March 9, 2004

ANNUAL MEETING OF STOCKHOLDERS OF P & F INDUSTRIES, INC. June 3, 2010 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K are available at https://materials.proxyvote.com/692830 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of three directors, as set forth below, for a term of three years (expiring in 2013) and until their successors are duly elected and qualified. O Robert L. Dubofsky O Alan I. Goldberg O Richard A. Horowitz 2. Ratifying the appointment of J.H. Cohn LLP as P&F Industries, Inc.’s independent registered accounting firm for 2010. IMPORTANT - PLEASE VOTE, SIGN AND RETURN THE PROXY AS SOON AS POSSIBLE SO THAT IT WILL ARRIVE BEFORE THE ANNUAL MEETING ON JUNE 3, 2010. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS LISTED BELOW AND “FOR” PROPOSAL NO. 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20330000000000000000 9 060310

0 14475 P & F INDUSTRIES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS June 3, 2010 The undersigned hereby appoints RICHARD A. HOROWITZ and JOSEPH A. MOLINO, JR., or either one of them, attorney with full power of substitution and revocation to each, for and in the name of the undersigned, with all powers the undersigned would possess if personally present, to vote the Class A Common Stock of the undersigned in P&F Industries, Inc. at the Annual Meeting of Stockholders to be held at the Conference Center at 445 Broadhollow Road, Melville, New York 11747 on Thursday, June 3, 2010 at 10 a.m. and at any adjournment thereof, for the following matters. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL NO. 2. THIS PROXY ALSO AUTHORIZES EACH OF THE PERSONS NAMED ABOVE TO VOTE AT HIS DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. (Continued, and to be signed on reverse side)